Exhibit 10.13

AMENDMENT TO CONSULTING AGREEMENT

This Amendment (“Amendment”) to the Consulting Agreement dated April 4, 2024 (“Consulting Agreement”), between zSpace, Inc. (“Company“) and Joe Powers (“Consultant”) is entered into as of October 4, 2024 (“Effective Date”). All terms capitalized herein have the meanings designated in the Consulting Agreement.

The parties wish to amend the Consulting Agreement as follows.

1.	Section 6. A. shall be replaced in its entirety with the following.

A.	Term. The term of this Agreement will begin on the Effective Date of this Agreement and will continue until the earlier of (i) final completion of the Services or (ii) termination as provided in Section 6.B.

All other provisions of the Consulting Agreement shall be unaffected by this Amendment.

IN WITNESS WHEREOF, zSpace and Consultant have each caused this Amendment to be executed by its duly authorized representative.

ZSPACE, INC.		CONSULTANT

By:	/s/ Erick DeOliveira	By:	/s/ Joseph Powers

Name:	Erick DeOliveira	Name:	Joseph Powers
Title:	Chief Financial Officer
Date:	October 14, 2024	Date:	October 14, 2024